Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	November 7, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: November 30, 2007

•	Initial valuation date: November 27, 2007

•	Final valuation date: February 26, 2008

•	Maturity date: February 29, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-7	ACI	TBD	15.000%	80%	TBD	TBD	TBD	TBD	E-1247	06738GL24/ US06738GL243
Alaska Air Group, Inc.	TBD	FWP-9	ALK	TBD	16.500%	80%	TBD	TBD	TBD	TBD	E-1248	06738GL32/ US06738GL326
Boston Scientific Corporation	TBD	FWP-11	BSX	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1249	06738GL40/ US06738GL409
Capital One Financial Corporation	TBD	FWP-13	COF	TBD	20.000%	80%	TBD	TBD	TBD	TBD	E-1250	06738GL57/ US06738GL573
Energy Conversion Devices, Inc.	TBD	FWP-15	ENER	TBD	20.000%	75%	TBD	TBD	TBD	TBD	E-1251	06738GL65/ US06738GL656
Global Industries, Ltd.	TBD	FWP-17	GLBL	TBD	18.000%	80%	TBD	TBD	TBD	TBD	E-1252	06738GL73/ US06738GL730
Grant Prideco, Inc.	TBD	FWP-19	GRP	TBD	16.000%	80%	TBD	TBD	TBD	TBD	E-1253	06738GL81/ US06738GL813
Kohl’s Corporation	TBD	FWP-21	KSS	TBD	15.000%	80%	TBD	TBD	TBD	TBD	E-1254	06738GL99/ US06738GL995
Las Vegas Sands Corp.	TBD	FWP-23	LVS	TBD	20.000%	75%	TBD	TBD	TBD	TBD	E-1255	06738GM23/ US06738GM233
Moody’s Corporation	TBD	FWP-25	MCO	TBD	19.000%	75%	TBD	TBD	TBD	TBD	E-1256	06738GM31/ US06738GM316
Massey Energy Company	TBD	FWP-27	MEE	TBD	18.500%	75%	TBD	TBD	TBD	TBD	E-1257	06738GM49/ US06738GM498
Merrill Lynch & Co., Inc.	TBD	FWP-29	MER	TBD	18.750%	75%	TBD	TBD	TBD	TBD	E-1258	06738GM56/ US06738GM563
Mylan Laboratories Inc.	TBD	FWP-31	MYL	TBD	13.000%	80%	TBD	TBD	TBD	TBD	E-1259	06738GM64/ US06738GM647
Nucor Corporation	TBD	FWP-33	NUE	TBD	15.000%	80%	TBD	TBD	TBD	TBD	E-1260	06738GM72/ US06738GM720
Target Corporation	TBD	FWP-35	TGT	TBD	13.500%	80%	TBD	TBD	TBD	TBD	E-1261	06738GM80/ US06738GM803
Whole Foods Market, Inc.	TBD	FWP-37	WFMI	TBD	15.500%	80%	TBD	TBD	TBD	TBD	E-1262	06738GM98/ US06738GM985

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

FWP-2

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

FWP-3

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

FWP-4

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
November 6, 2007*	$41.70	$32.99	$39.34

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $39.34

Protection level: 80.00%

Protection price: $31.47

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.419420

Coupon: 15.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.66% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.75%	100.17%
+ 90%		3.75%	90.17%
+ 80%		3.75%	80.17%
+ 70%		3.75%	70.17%
+ 60%		3.75%	60.17%
+ 50%		3.75%	50.17%
+ 40%		3.75%	40.17%
+ 30%		3.75%	30.17%
+ 20%		3.75%	20.17%
+ 10%		3.75%	10.17%
+ 5%		3.75%	5.17%
0%		3.75%	0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-4.83%
- 10%	3.75%	-6.25%	-9.83%
- 20%	3.75%	-16.25%	-19.83%
- 30%	N/A	-26.25%	-29.83%
- 40%	N/A	-36.25%	-39.83%
- 50%	N/A	-46.25%	-49.83%
- 60%	N/A	-56.25%	-59.83%
- 70%	N/A	-66.25%	-69.83%
- 80%	N/A	-76.25%	-79.83%
- 90%	N/A	-86.25%	-89.83%
- 100%	N/A	-96.25%	-99.83%

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Alaska Air Group, Inc.

According to publicly available information, Alaska Air Group, Inc. (the “Company”) is a Delaware holding company incorporated in 1985 with two principal subsidiaries: Alaska Airlines, Inc. and Horizon Air Industries, Inc. Both subsidiaries operate as airlines, although their business plans, competition, and economic risks differ substantially. Alaska Airlines, Inc. is a major airline that operates an all-jet fleet with an average passenger trip length of 1,038 miles. Horizon Air Industries, Inc. is a regional airline, operates turboprop and jet aircraft, and its average passenger trip is 392 miles.

The Company’s corporate offices are located at 19300 International Boulevard, Seattle, Washington, 98188.

The linked share’s SEC file number is: 1-8957.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$31.10	$19.28	$29.10
March 29, 2002	$33.90	$27.95	$33.29
June 28, 2002	$33.23	$24.75	$26.10
September 30, 2002	$27.23	$16.24	$17.70
December 31, 2002	$23.72	$13.66	$21.65
March 31, 2003	$24.32	$15.28	$15.66
June 30, 2003	$21.98	$15.49	$21.45
September 30, 2003	$29.76	$20.82	$27.82
December 31, 2003	$31.86	$24.76	$27.29
March 31, 2004	$29.27	$22.30	$24.66
June 30, 2004	$27.17	$19.26	$23.87
September 30, 2004	$25.70	$18.74	$24.78
December 31, 2004	$33.67	$22.93	$33.49
March 31, 2005	$33.97	$27.45	$29.44
June 30, 2005	$31.50	$25.55	$29.75
September 30, 2005	$35.72	$28.38	$29.06
December 30, 2005	$37.86	$28.22	$35.72
March 31, 2006	$36.19	$29.75	$35.45
June 30, 2006	$40.54	$33.86	$39.42
September 29, 2006	$40.20	$33.60	$38.04
December 29, 2006	$45.85	$37.56	$39.50
March 30, 2007	$44.52	$36.60	$38.10
June 29, 2007	$38.99	$25.90	$27.86
September 30, 2007	$29.08	$21.50	$23.09
November 6, 2007*	$27.17	$22.78	$23.36

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ALK

Initial price: $23.36

Protection level: 80.00%

Protection price: $18.69

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.808219

Coupon: 16.50% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.125%	100.00%
+ 90%		4.125%	90.00%
+ 80%		4.125%	80.00%
+ 70%		4.125%	70.00%
+ 60%		4.125%	60.00%
+ 50%		4.125%	50.00%
+ 40%		4.125%	40.00%
+ 30%		4.125%	30.00%
+ 20%		4.125%	20.00%
+ 10%		4.125%	10.00%
+ 5%		4.125%	5.00%
0%		4.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.125%	-0.875%	-5.00%
- 10%	4.125%	-5.875%	-10.00%
- 20%	4.125%	-15.875%	-20.00%
- 30%	N/A	-25.875%	-30.00%
- 40%	N/A	-35.875%	-40.00%
- 50%	N/A	-45.875%	-50.00%
- 60%	N/A	-55.875%	-60.00%
- 70%	N/A	-65.875%	-70.00%
- 80%	N/A	-75.875%	-80.00%
- 90%	N/A	-85.875%	-90.00%
- 100%	N/A	-95.875%	-100.00%

FWP-7

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 30, 2007	$15.82	$12.11	$13.95
November 6, 2007*	$15.31	$12.96	$13.12

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $13.12

Protection level: 80.00%

Protection price: $10.50

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.219512

Coupon: 14.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.50%	100.00%
+ 90%		3.50%	90.00%
+ 80%		3.50%	80.00%
+ 70%		3.50%	70.00%
+ 60%		3.50%	60.00%
+ 50%		3.50%	50.00%
+ 40%		3.50%	40.00%
+ 30%		3.50%	30.00%
+ 20%		3.50%	20.00%
+ 10%		3.50%	10.00%
+ 5%		3.50%	5.00%
0%		3.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-5.00%
- 10%	3.50%	-6.50%	-10.00%
- 20%	3.50%	-16.50%	-20.00%
- 30%	N/A	-26.50%	-30.00%
- 40%	N/A	-36.50%	-40.00%
- 50%	N/A	-46.50%	-50.00%
- 60%	N/A	-56.50%	-60.00%
- 70%	N/A	-66.50%	-70.00%
- 80%	N/A	-76.50%	-80.00%
- 90%	N/A	-86.50%	-90.00%
- 100%	N/A	-96.50%	-100.00%

FWP-8

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank, a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, F.S.B., a federally chartered savings bank that offers consumer and commercial lending and consumer deposit products; Capital One Auto Finance, Inc., which offers automobile and other motor vehicle financing products; Capital One, N.A., a national association that offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients; and North Fork Bank, a New York state chartered non-member bank that provides a broad range of deposit and lending services for consumer, commercial and small business customers. Capital One Services, Inc., another subsidiary of the Company, provides various operating, administrative and other services to the Company and its subsidiaries.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$55.60	$41.00	$53.95
March 29, 2002	$64.91	$43.01	$63.85
June 28, 2002	$66.50	$52.00	$61.05
September 30, 2002	$61.05	$24.05	$34.92
December 31, 2002	$36.50	$25.55	$29.72
March 31, 2003	$39.70	$25.17	$30.01
June 30, 2003	$54.99	$30.05	$49.18
September 30, 2003	$62.00	$45.00	$57.04
December 31, 2003	$64.25	$55.15	$61.29
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 30, 2007	$79.44	$59.49	$66.43
November 6, 2007*	$73.54	$58.05	$59.47

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $59.47

Protection level: 80.00%

Protection price: $47.58

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.815201

Coupon: 20.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.25% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		5.00%	100.06%
+ 90%		5.00%	90.06%
+ 80%		5.00%	80.06%
+ 70%		5.00%	70.06%
+ 60%		5.00%	60.06%
+ 50%		5.00%	50.06%
+ 40%		5.00%	40.06%
+ 30%		5.00%	30.06%
+ 20%		5.00%	20.06%
+ 10%		5.00%	10.06%
+ 5%		5.00%	5.06%
0%		5.00%	0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.94%
- 10%	5.00%	-5.00%	-9.94%
- 20%	5.00%	-15.00%	-19.94%
- 30%	N/A	-25.00%	-29.94%
- 40%	N/A	-35.00%	-39.94%
- 50%	N/A	-45.00%	-49.94%
- 60%	N/A	-55.00%	-59.94%
- 70%	N/A	-65.00%	-69.94%
- 80%	N/A	-75.00%	-79.94%
- 90%	N/A	-85.00%	-89.94%
- 100%	N/A	-95.00%	-99.94%

FWP-9

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets.

The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
November 6, 2007*	$29.26	$22.91	$27.52

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $27.52

Protection level: 75.00%

Protection price: $20.64

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.337209

Coupon: 20.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		5.00%	100.00%
+ 90%		5.00%	90.00%
+ 80%		5.00%	80.00%
+ 70%		5.00%	70.00%
+ 60%		5.00%	60.00%
+ 50%		5.00%	50.00%
+ 40%		5.00%	40.00%
+ 30%		5.00%	30.00%
+ 20%		5.00%	20.00%
+ 10%		5.00%	10.00%
+ 5%		5.00%	5.00%
0%		5.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-10

Global Industries, Ltd.

According to publicly available information, Global Industries, Ltd. (the “Company”) is an offshore construction company offering a comprehensive and integrated range of marine construction and support services in the U.S. Gulf of Mexico, Latin America, West Africa, the Middle East (including the Mediterranean and India), and Asia Pacific regions. The Company’s services include pipeline construction, platform installation and removal, subsea construction, project management, and diving services. The Company’s business consists of two principal activities: Offshore Construction Services, which includes pipeline construction and platform installation and removal services; and Diving Services, which includes diving and marine support services.

The linked share’s SEC file number is 0-21086.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.55	$5.18	$8.90
March 29, 2002	$9.85	$7.25	$9.33
June 28, 2002	$10.50	$6.20	$6.99
September 30, 2002	$7.10	$3.48	$4.13
December 31, 2002	$5.09	$3.32	$4.17
March 31, 2003	$4.85	$3.10	$4.66
June 30, 2003	$6.05	$4.17	$4.82
September 30, 2003	$5.38	$3.54	$4.55
December 31, 2003	$5.36	$3.86	$5.15
March 31, 2004	$6.60	$4.84	$5.85
June 30, 2004	$6.84	$4.93	$5.72
September 30, 2004	$6.60	$4.12	$6.18
December 31, 2004	$8.74	$5.50	$8.29
March 31, 2005	$10.44	$7.24	$9.40
June 30, 2005	$10.99	$7.98	$8.50
September 30, 2005	$14.95	$8.45	$14.74
December 30, 2005	$15.20	$11.00	$11.35
March 31, 2006	$14.64	$11.54	$14.49
June 30, 2006	$19.92	$13.84	$16.70
September 29, 2006	$18.97	$14.32	$15.56
December 29, 2006	$17.26	$12.83	$13.04
March 30, 2007	$18.39	$12.12	$18.29
June 29, 2007	$27.23	$17.81	$26.82
September 30, 2007	$29.14	$19.00	$25.76
November 6, 2007*	$28.00	$23.25	$26.45

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLBL

Initial price: $26.45

Protection level: 80.00%

Protection price: $21.16

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.807183

Coupon: 18.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.50%	100.00%
+ 90%		4.50%	90.00%
+ 80%		4.50%	80.00%
+ 70%		4.50%	70.00%
+ 60%		4.50%	60.00%
+ 50%		4.50%	50.00%
+ 40%		4.50%	40.00%
+ 30%		4.50%	30.00%
+ 20%		4.50%	20.00%
+ 10%		4.50%	10.00%
+ 5%		4.50%	5.00%
0%		4.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

FWP-11

Grant Prideco, Inc.

According to publicly available information, Grant Prideco, Inc. (the “Company”) is a leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology and specialty tools, manufacturing, sales and service; and a leading provider of high-performance engineered connections and premium tubular products and services. The Company’s drill stem and drill bit products are used to drill oil and gas wells while its tubular technology and services are primarily used in drilling and completing oil and gas wells. The Company’s customers include oil and gas drilling contractors; North American oil country tubular goods distributors; major, independent and state-owned oil and gas companies; and other oilfield service companies.

The Company is a Delaware corporation formed in 1990.

The linked share’s SEC file number is 001-15423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$11.50	$5.30	$11.50
March 29, 2002	$14.20	$8.30	$13.68
June 28, 2002	$16.94	$12.95	$13.60
September 30, 2002	$14.25	$8.28	$8.54
December 31, 2002	$12.33	$8.14	$11.64
March 31, 2003	$12.81	$9.77	$12.06
June 30, 2003	$14.87	$10.75	$11.75
September 30, 2003	$12.26	$10.00	$10.19
December 31, 2003	$13.68	$10.01	$13.02
March 31, 2004	$15.83	$12.87	$15.50
June 30, 2004	$18.56	$14.44	$18.46
September 30, 2004	$20.91	$16.82	$20.49
December 31, 2004	$22.31	$18.83	$20.05
March 31, 2005	$25.50	$17.83	$24.16
June 30, 2005	$27.47	$21.41	$26.45
September 30, 2005	$41.49	$26.58	$40.65
December 30, 2005	$47.82	$32.38	$44.12
March 31, 2006	$51.47	$35.72	$42.84
June 30, 2006	$55.42	$39.70	$44.75
September 29, 2006	$48.33	$34.32	$38.03
December 29, 2006	$45.32	$33.11	$39.77
March 30, 2007	$50.71	$35.61	$49.84
June 29, 2007	$59.99	$48.54	$53.83
September 30, 2007	$59.50	$48.39	$54.52
November 6, 2007*	$56.09	$45.77	$50.43

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRP

Initial price: $50.43

Protection level: 80.00%

Protection price: $40.34

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.829467

Coupon: 16.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.00%	100.00%
+ 90%		4.00%	90.00%
+ 80%		4.00%	80.00%
+ 70%		4.00%	70.00%
+ 60%		4.00%	60.00%
+ 50%		4.00%	50.00%
+ 40%		4.00%	40.00%
+ 30%		4.00%	30.00%
+ 20%		4.00%	20.00%
+ 10%		4.00%	10.00%
+ 5%		4.00%	5.00%
0%		4.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	N/A	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

FWP-12

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 3, 2007, the Company operated 817 stores in 45 states. In March 2007, the Company opened seven additional stores and currently operates 824 stores.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$71.85	$47.51	$70.44
March 29, 2002	$72.00	$62.60	$71.15
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
November 6, 2007*	$63.96	$50.13	$50.88

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $50.88

Protection level: 80.00%

Protection price: $40.70

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.654088

Coupon: 15.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.75%	100.00%
+ 90%		3.75%	90.00%
+ 80%		3.75%	80.00%
+ 70%		3.75%	70.00%
+ 60%		3.75%	60.00%
+ 50%		3.75%	50.00%
+ 40%		3.75%	40.00%
+ 30%		3.75%	30.00%
+ 20%		3.75%	20.00%
+ 10%		3.75%	10.00%
+ 5%		3.75%	5.00%
0%		3.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-5.00%
- 10%	3.75%	-6.25%	-10.00%
- 20%	3.75%	-16.25%	-20.00%
- 30%	N/A	-26.25%	-30.00%
- 40%	N/A	-36.25%	-40.00%
- 50%	N/A	-46.25%	-50.00%
- 60%	N/A	-56.25%	-60.00%
- 70%	N/A	-66.25%	-70.00%
- 80%	N/A	-76.25%	-80.00%
- 90%	N/A	-86.25%	-90.00%
- 100%	N/A	-96.25%	-100.00%

FWP-13

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino (“The Venetian”), a Renaissance Venice-themed resort situated on the Las Vegas Strip (the “Strip”). The Venetian includes the first all-suites hotel on the Strip with 4,027 suites; a gaming facility of approximately 120,000 square feet; an enclosed retail, dining and entertainment complex of approximately 440,000 net leasable square feet, which was sold to a third party in 2004. The Company also owns and operates The Sands Expo and Convention Center (also referred to as “The Sands Expo Center”) in Las Vegas, Nevada. Together, The Sands Expo Center and The Congress Center offer approximately 2.3 million gross square feet of art exhibition and meeting facilities. The Company also owns and operates The Sands Macao Casino (“The Sands Macao”), a Las Vegas-style casino in Macao, China, which opened on May 18, 2004. The Sands Macao now offers over 229,000 square feet of gaming facilities after its expansion, which was completed in August 2006, as well as several restaurants, VIP facilities and other high-end amenities. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (also referred to as “The Palazzo”), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (also referred to as “The Venetian Macao”) and other casino resort properties on the Cotai StripTM in Macao.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
November 6, 2007*	$148.76	$108.90	$111.81

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $111.81

Protection level: 75.00%

Protection price: $83.86

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.943744

Coupon: 20.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.00%	100.00%
+ 90%		5.00%	90.00%
+ 80%		5.00%	80.00%
+ 70%		5.00%	70.00%
+ 60%		5.00%	60.00%
+ 50%		5.00%	50.00%
+ 40%		5.00%	40.00%
+ 30%		5.00%	30.00%
+ 20%		5.00%	20.00%
+ 10%		5.00%	10.00%
+ 5%		5.00%	5.00%
0%		5.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-14

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$20.55	$15.73	$19.93
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
June 29, 2007	$72.90	$59.91	$62.20
September 30, 2007	$63.50	$42.42	$50.40
November 6, 2007*	$55.98	$38.89	$41.10

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCO

Initial price: $41.10

Protection level: 75.00%

Protection price: $30.83

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.330900

Coupon: 19.00% per annum

Maturity: February 29, 2008

Dividend yield: 0.79% per annum

Coupon amount monthly: $15.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.75%	100.20%
+ 90%		4.75%	90.20%
+ 80%		4.75%	80.20%
+ 70%		4.75%	70.20%
+ 60%		4.75%	60.20%
+ 50%		4.75%	50.20%
+ 40%		4.75%	40.20%
+ 30%		4.75%	30.20%
+ 20%		4.75%	20.20%
+ 10%		4.75%	10.20%
+ 5%		4.75%	5.20%
0%		4.75%	0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.80%
- 10%	4.75%	-5.25%	-9.80%
- 20%	4.75%	-15.25%	-19.80%
- 30%	N/A	-25.25%	-29.80%
- 40%	N/A	-35.25%	-39.80%
- 50%	N/A	-45.25%	-49.80%
- 60%	N/A	-55.25%	-59.80%
- 70%	N/A	-65.25%	-69.80%
- 80%	N/A	-75.25%	-79.80%
- 90%	N/A	-85.25%	-89.80%
- 100%	N/A	-95.25%	-99.80%

FWP-15

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple coal mines. At January 31, 2007, the Company operated 33 underground mines and 11 surface mines in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor. Utility and industrial clients primarily purchase its steam coal as fuel for power plants. Its metallurgical coal is used primarily to make coke for use in the manufacture of steel.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$21.09	$14.26	$20.73
March 29, 2002	$22.41	$13.45	$16.90
June 28, 2002	$18.65	$12.26	$12.70
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 30, 2007	$26.80	$16.02	$21.82
November 6, 2007*	$33.05	$21.50	$31.90

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $31.90

Protection level: 75.00%

Protection price: $23.93

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.347962

Coupon: 18.50% per annum

Maturity: February 29, 2008

Dividend yield: 0.51% per annum

Coupon amount monthly: $15.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.625%	100.13%
+ 90%		4.625%	90.13%
+ 80%		4.625%	80.13%
+ 70%		4.625%	70.13%
+ 60%		4.625%	60.13%
+ 50%		4.625%	50.13%
+ 40%		4.625%	40.13%
+ 30%		4.625%	30.13%
+ 20%		4.625%	20.13%
+ 10%		4.625%	10.13%
+ 5%		4.625%	5.13%
0%		4.625%	0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.87%
- 10%	4.625%	-5.375%	-9.87%
- 20%	4.625%	-15.375%	-19.87%
- 30%	N/A	-25.375%	-29.87%
- 40%	N/A	-35.375%	-39.87%
- 50%	N/A	-45.375%	-49.87%
- 60%	N/A	-55.375%	-59.87%
- 70%	N/A	-65.375%	-69.87%
- 80%	N/A	-75.375%	-79.87%
- 90%	N/A	-85.375%	-89.87%
- 100%	N/A	-95.375%	-99.87%

FWP-16

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
November 6, 2007*	$77.75	$53.86	$56.37

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $56.37

Protection level: 75.00%

Protection price: $42.28

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.739933

Coupon: 18.75% per annum

Maturity: February 29, 2008

Dividend yield: 2.59% per annum

Coupon amount monthly: $15.63

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		4.688%	100.65%
+ 90%		4.688%	90.65%
+ 80%		4.688%	80.65%
+ 70%		4.688%	70.65%
+ 60%		4.688%	60.65%
+ 50%		4.688%	50.65%
+ 40%		4.688%	40.65%
+ 30%		4.688%	30.65%
+ 20%		4.688%	20.65%
+ 10%		4.688%	10.65%
+ 5%		4.688%	5.65%
0%		4.688%	0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.688%	-0.312%	-4.35%
- 10%	4.688%	-5.312%	-9.35%
- 20%	4.688%	-15.312%	-19.35%
- 30%	N/A	-25.312%	-29.35%
- 40%	N/A	-35.312%	-39.35%
- 50%	N/A	-45.312%	-49.35%
- 60%	N/A	-55.312%	-59.35%
- 70%	N/A	-65.312%	-69.35%
- 80%	N/A	-75.312%	-79.35%
- 90%	N/A	-85.312%	-89.35%
- 100%	N/A	-95.312%	-99.35%

FWP-17

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$16.94	$13.24	$16.67
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
November 6, 2007*	$17.30	$14.57	$15.06

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $15.06

Protection level: 80.00%

Protection price: $12.05

Physical delivery amount: 66($1,000/Initial price)

Fractional shares: 0.401062

Coupon: 13.00% per annum

Maturity: February 29, 2008

Dividend yield: 1.20% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.25%	100.30%
+ 90%		3.25%	90.30%
+ 80%		3.25%	80.30%
+ 70%		3.25%	70.30%
+ 60%		3.25%	60.30%
+ 50%		3.25%	50.30%
+ 40%		3.25%	40.30%
+ 30%		3.25%	30.30%
+ 20%		3.25%	20.30%
+ 10%		3.25%	10.30%
+ 5%		3.25%	5.30%
0%		3.25%	0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.25%	-1.75%	-4.70%
- 10%	3.25%	-6.75%	-9.70%
- 20%	3.25%	-16.75%	-19.70%
- 30%	N/A	-26.75%	-29.70%
- 40%	N/A	-36.75%	-39.70%
- 50%	N/A	-46.75%	-49.70%
- 60%	N/A	-56.75%	-59.70%
- 70%	N/A	-66.75%	-69.70%
- 80%	N/A	-76.75%	-79.70%
- 90%	N/A	-86.75%	-89.70%
- 100%	N/A	-96.75%	-99.70%

FWP-18

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
November 6, 2007*	$64.97	$54.12	$59.08

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $59.08

Protection level: 80.00%

Protection price: $47.26

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.926202

Coupon: 15.00% per annum

Maturity: February 29, 2008

Dividend yield: 4.30% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.75%	101.08%
+ 90%		3.75%	91.08%
+ 80%		3.75%	81.08%
+ 70%		3.75%	71.08%
+ 60%		3.75%	61.08%
+ 50%		3.75%	51.08%
+ 40%		3.75%	41.08%
+ 30%		3.75%	31.08%
+ 20%		3.75%	21.08%
+ 10%		3.75%	11.08%
+ 5%		3.75%	6.08%
0%		3.75%	1.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-3.92%
- 10%	3.75%	-6.25%	-8.92%
- 20%	3.75%	-16.25%	-18.92%
- 30%	N/A	-26.25%	-28.92%
- 40%	N/A	-36.25%	-38.92%
- 50%	N/A	-46.25%	-48.92%
- 60%	N/A	-56.25%	-58.92%
- 70%	N/A	-66.25%	-68.92%
- 80%	N/A	-76.25%	-78.92%
- 90%	N/A	-86.25%	-88.92%
- 100%	N/A	-96.25%	-98.92%

FWP-19

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$41.74	$28.80	$41.05
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
November 6, 2007*	$68.50	$57.26	$58.94

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $58.94

Protection level: 80.00%

Protection price: $47.15

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.966407

Coupon: 13.50% per annum

Maturity: February 29, 2008

Dividend yield: 0.85% per annum

Coupon amount monthly: $11.25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%		3.375%	100.21%
+ 90%		3.375%	90.21%
+ 80%		3.375%	80.21%
+ 70%		3.375%	70.21%
+ 60%		3.375%	60.21%
+ 50%		3.375%	50.21%
+ 40%		3.375%	40.21%
+ 30%		3.375%	30.21%
+ 20%		3.375%	20.21%
+ 10%		3.375%	10.21%
+ 5%		3.375%	5.21%
0%		3.375%	0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.375%	-1.625%	-4.79%
- 10%	3.375%	-6.625%	-9.79%
- 20%	3.375%	-16.625%	-19.79%
- 30%	N/A	-26.625%	-29.79%
- 40%	N/A	-36.625%	-39.79%
- 50%	N/A	-46.625%	-49.79%
- 60%	N/A	-56.625%	-59.79%
- 70%	N/A	-66.625%	-69.79%
- 80%	N/A	-76.625%	-79.79%
- 90%	N/A	-86.625%	-89.79%
- 100%	N/A	-96.625%	-99.79%

FWP-20

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 30, 2007	$49.49	$36.00	$48.96
November 6, 2007*	$53.65	$46.08	$48.59

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $48.59

Protection level: 80.00%

Protection price: $38.87

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.580366

Coupon: 15.50% per annum

Maturity: February 29, 2008

Dividend yield: 1.52% per annum

Coupon amount monthly: $12.92

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		3.875%	100.38%
+ 90%		3.875%	90.38%
+ 80%		3.875%	80.38%
+ 70%		3.875%	70.38%
+ 60%		3.875%	60.38%
+ 50%		3.875%	50.38%
+ 40%		3.875%	40.38%
+ 30%		3.875%	30.38%
+ 20%		3.875%	20.38%
+ 10%		3.875%	10.38%
+ 5%		3.875%	5.38%
0%		3.875%	0.38%

		Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.125%	-4.62%
- 10%	3.875%	-6.125%	-9.62%
- 20%	3.875%	-16.125%	-19.62%
- 30%	N/A	-26.125%	-29.62%
- 40%	N/A	-36.125%	-39.62%
- 50%	N/A	-46.125%	-49.62%
- 60%	N/A	-56.125%	-59.62%
- 70%	N/A	-66.125%	-69.62%
- 80%	N/A	-76.125%	-79.62%
- 90%	N/A	-86.125%	-89.62%
- 100%	N/A	-96.125%	-99.62%

FWP-21